UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10170 Church Ranch Way, Suite 100, Westminster, CO		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

11080 CirclePoint Road, Suite 140, Westminster, CO 80020

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

On October 7, 2020, ARCA biopharma, Inc., or the Company or ARCA, provided an update regarding preliminary financial results for the quarter ended September 30, 2020. As of September 30, 2020, the Company estimates that it had approximately $51.1 million in cash and cash equivalents, and approximately 9.3 million shares of its common stock outstanding. These estimates are preliminary since the Company’s final reviewed financial statements as of and for the three and nine months ended September 30, 2020 are not yet available. The number of shares of its common stock outstanding as of September 30, 2020 does not include shares of common stock underlying options or warrants outstanding as of such date, or shares available for future grant under the Company’s equity incentive plan as of such date.

The preliminary financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, the Company’s management. There can be no assurance that the Company’s cash and cash equivalents or the number of shares of common stock outstanding as of September 30, 2020 will not differ from this estimate when the Company’s financial statements for the period are finalized and reviewed, including as a result of period-end closing and review procedures or review adjustments. Any such changes could be material.

KPMG LLP, our independent registered public accountants, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Section 8 — Other Events

Item 8.01.	Other Events.

On October 7, 2020, the Company announced that the U.S. Food and Drug Administration has approved the Investigational New Drug application for AB201 as a potential treatment for patients hospitalized with COVID‑19.  ARCA anticipates initiating a Phase 2b clinical trial (ASPEN-COVID-19) of AB201 in approximately 100 patients hospitalized with COVID-19 in December of this year. The Company anticipates topline data from the trial in the second quarter of 2021. The press release related to these items is filed as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K and the exhibit hereto may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  These statements include, but are not limited to, statements regarding potential future development plans for AB201 and Gencaro, the expected features and characteristics of AB201 and Gencaro, including the potential for genetic variations to predict individual patient response to Gencaro, Gencaro’s potential to treat atrial fibrillation, AB201’s potential to treat COVID-19 or any other RNA virus associated disease, future treatment options for patients with COVID-19, and the potential for Gencaro to be the first genetically targeted AF prevention treatment. Such statements are based on management's current expectations and involve risks and uncertainties.  Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: ARCA’s financial resources and whether they will be sufficient to meet its business objectives and operational requirements; ARCA may not be able to raise sufficient capital on acceptable terms, or at all, to continue development of AB201 or Gencaro or to otherwise continue operations in the future; results of earlier clinical trials may not be confirmed in future trials; the protection and market exclusivity provided by ARCA’s intellectual property; risks related to the drug discovery and the regulatory approval process; and, the impact of competitive products and technological changes.  These and other factors are identified and described in more detail in ARCA’s filings with the Securities and Exchange Commission, including without limitation ARCA’s annual report on Form 10-K for the year ended December 31, 2019, and subsequent filings. ARCA disclaims any intent or obligation to update these forward-looking statements.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release titled “ARCA biopharma Announces FDA Approval of IND Application for AB201 as a Potential Treatment for COVID-19” dated October 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2020

ARCA biopharma, Inc.
(Registrant)

	By:	/s/ Brian L. Selby
		Name:	Brian L. Selby
		Title:	Vice President, Finance and Chief Accounting Officer